                                                                    Exhibit 10.3


                              EMPLOYMENT AGREEMENT
                                      FOR
                                   M.L. LUKENS

                            BAKER HUGHES INCORPORATED

                                 December 7,1994

                           BAKER HUGHES INCORPORATED

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made, entered into, and is effective as of this 7th day of December, 1994, by and between Baker Hughes Incorporated, (hereinafter referred to as the "Company"), a Delaware corporation having its principal offices at 3900 Essex Lane, Houston, Texas and M.L. Lukens (hereinafter referred to as the "Employee").

      WHEREAS, Employee is presently employed by the Company in the capacity of Senior Vice President and is employed by Baker Hughes Oilfield Operations, Inc. in the capacity of President; and

      WHEREAS, Employee possesses considerable experience and an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel and operations; and

      WHEREAS, the Company recognizes that Employee's contribution has been substantial and meritorious and, as such, the Employee has demonstrated unique qualifications to act in an executive capacity for the Company; and

      WHEREAS, the Company is desirous of assuring the continued employment of the Employee in the above stated capacity, and Employee is desirous of having such assurance; and

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                         SECTION 1. TERM OF EMPLOYMENT

      The Company hereby agrees to employ Employee and Employee hereby agrees to continue to serve the Company, in accordance with the terms and conditions set forth herein, for a term of five (5) years commencing as of the date hereof and ending December 6, 1999, unless terminated earlier as hereinafter provided. At the end of such five (5) year term, Employee's status will be "at will" and Employee or the Company may terminate the employment relationship at any time. The Employee and the Company each agree not to terminate the employment relationship on the last day of any fiscal year of the Company.

      No additional salary or benefits shall be owed to the Employee beyond the term of this Agreement except for the standard benefits that would otherwise be payable to Employee for his position. As used herein, the "term of this Agreement" shall mean the term of employment as described above.

                    SECTION 2. POSITION AND RESPONSIBILITIES

      During the term of this Agreement, Employee agrees to be employed as Executive Vice President and to further serve in any higher ranking capacities if so elected. Employee shall have, subject to the sole discretion of the Board, the same status and responsibilities normally inherent in such capacity in U.S. publicly held corporations of similar size and character.

Employee agrees and acknowledges that, in connection with his employment relationship with the Company, Employee owes fiduciary duties to the Company and will act accordingly. Employee also agrees that the Board of Directors of the Company (hereinafter referred to as the "Board") may request that he relinquish the title of Executive Vice President at any time without there being considered any diminution in stature or position in the Company.

                          SECTION 3. STANDARD OF CARE

      During the term of this Agreement, Employee agrees to devote substantially his full time, attention and energies to the Company's business and agrees to faithfully and diligently endeavor to the best of his ability to further the best interests of the Company. Employee shall not engage in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. Subject to the covenants of Section 9 herein, this shall not be construed as preventing the Employee from investing his own assets in such form or manner as will not require his services in the daily operations of the affairs of the companies in which such investments are made. Further, subject to Section 9.1 herein, Employee may serve as a director of other companies so long as such service is not injurious to the Company and so long as such service does not present Employee with a conflict of interest.

      In keeping with Employee's fiduciary duties to the Company, Employee agrees that he shall not, directly or indirectly, become involved in any conflict of interest, or upon discovery thereof, allow such a conflict to continue. Moreover, Employee agrees that he shall promptly disclose to the Board any facts which might involve any reasonable possibility of a conflict of interest.

      Circumstances in which a conflict of interest on the part of Employee would or might arise, and which should be reported immediately by Employee to the Board, include the following (a) ownership of a material interest in, acting in any capacity for, or accepting directly or indirectly any payments, services or loans from a supplier, contractor, subcontractor, customer or other entity with which the Company does business; (b) misuse of information or facilities to which Employee has access in a manner which will be detrimental to the Company's interest; (c) disclosure or other misuse of confidential information of any kind obtained through the Employee's connection with the Company; (d) acquiring or trading in, directly or indirectly, other properties or interests connected with the design, manufacture or marketing of products designed, manufactured or marketed by the Company; (e) the appropriation to the Employee or the diversion to others, directly or indirectly, of any opportunity in which it is known or could reasonably be anticipated that the Company would be interested; and (f) the ownership, directly or indirectly, of a material interest in an enterprise in competition with the Company or its dealers and distributors or acting as a director, officer, partner, consultant, employee or agent of any enterprise which is in competition with the Company or its dealers or distributors.

      Further, Employee covenants, warrants and represents that he shall:

      (i) Devote his full and best efforts to the fulfillment of his employment obligations;

      (ii) Exercise the highest degree of fiduciary loyalty and care and the highest standards of conduct in the performance of his duties; and

       (iii) Endeavor to prevent any harm, in any way, to the business or reputation of the Company.

                            SECTION 4. COMPENSATION

      As remuneration for all services to be rendered by Employee during the term of this Agreement, and as further consideration for so contracting with the Company, the Company shall pay Employee total compensation consisting of the following:

      4.1. Base Salary. The Company shall pay Employee a Base Salary in an amount which shall be established from time to time by the Board or the Compensation Committee of the Board. This Base Salary shall be paid to Employee in 26 equal installments throughout the year, consistent with the normal payroll practices of the Company.

      The Base Salary shall be reviewed at least annually in December, the first such review to occur in December 1995, while this Agreement is in force, to ascertain whether, in the sole discretion and judgment of the Board or the Compensation Committee of the Board, such Base Salary should be increased (but not decreased), based on the performance of the Employee during the year. If so increased, the Base Salary as stated above shall, likewise, be increased for all purposes of this Agreement.

      4.2. Annual Bonus. The Company shall provide Employee the opportunity to earn an annual cash bonus based on the achievement of performance goals established, and communicated to the Employee, at the beginning of each bonus plan year, by the Board or the Compensation Committee of the Board (the "Bonus Plan"). The annual bonus opportunity shall be at a level as determined by the Board or the Compensation Committee of the Board in their sole discretion, which is commensurate with the opportunity normally offered to employees having the same duties and responsibilities (as the Employee), at public companies similar in size and character to the Company and which may vary from year to year with the executive salary grade schedule for the Company and for the Employee.

      4.3. Long-Term Incentives. The Company shall provide as a long-term incentive award a stock grant, pursuant to the 1995 Stock Award Plan and subject to its approval by the stockholders of the Company, of 15,000 shares of Common Stock, $1.00 par value, of the Company. Such stock grant shall vest October 26, 1999 if Employee is employed by the Company at such time. The award shall also vest and be issued in its entirety upon the death or total disability of the Employee. Pending vesting and issuance, the Company shall pay to the Employee a cash payment equal to the dividend paid on such shares as though they were issued and outstanding from the date hereof.

      The Company may also provide the Employee the opportunity to earn other long-term incentive awards to the extent any long-term incentive awards are provided to any employees or group of employees by the Board, at a level as determined by the Board or the Compensation Committee of the Board in their sole discretion, which is commensurate with the opportunity normally offered to employees, having the same duties and responsibilities (as the Employee), at public companies similar in size and character to the Company. Currently, the Company has, as long-term incentive awards, stock options and convertible debentures.

      4.4. Employee Benefits. During the term of this Agreement, the Company shall provide to the Employee the fringe benefits to which other officers and employees of the

Company are entitled to receive, as determined by the Board or the Compensation Committee of the Board in their sole discretion, commensurate with the Employee's position. Such fringe benefits shall include, but not be limited to, group term life insurance, comprehensive health and major medical insurance, short-term and long-term disability and participation in all retirement plans.

      Employee shall be entitled each year to paid vacation in accordance with the standard written policy of the Company with regard to vacations of employees. In applying this policy, Employee shall be given credit for prior service.

      Employee shall likewise have the benefit of any additional fringe benefit established during the term of this Agreement, by standard written policy of the Company; provided, however, the Employee shall not be eligible for benefits under the Baker Hughes Incorporated Severance Policy except as provided in
Section 7.2 hereunder.

      4.5. Perquisites. During the term of this Agreement, the Company shall provide to Employee, at the Company's cost, the perquisites to which other officers of the Company are entitled, as determined by the Board or the Compensation Committee of the Board in their sole discretion, including, but not limited to, executive life insurance, club memberships, financial planning (including tax return preparation), and an annual physical examination. The Company also shall provide such other perquisites which are suitable to the character of Employee's position with the Company and adequate for the performance of his duties hereunder, including, but not limited to, a furnished executive office and a full-time secretary at a location mutually agreeable to the Employee and the Company. However, by reason of Sections 4.4 and 4.5 herein, the Company shall not be obligated to institute, maintain or refrain from changing, amending or discontinuing any benefit plan, program or perquisite, so long as such changes are similarly applicable to senior executive employees generally.

                              SECTION 5. EXPENSES

      The Company shall pay, or reimburse Employee, for all ordinary, reasonable and necessary expenses which Employee incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees and expenses associated with membership in various professional, business and civic associations and societies of which Employee's participation is in the best interest of the Company.

                      SECTION 6. TERMINATION OF EMPLOYMENT

      6.1. Termination Due to Disability. In the event of the Disability (as hereafter defined) of Employee during the term of this Agreement for a period of more than 90 days in the aggregate during any period of 12 consecutive months, or of the reasonable expectation that Employee's Disability will exist for more than such a period of time, upon termination of Employee's employment by the Company due to such Disability following 30 days prior written notice, the Company shall pay to Employee, in lieu of the Base Salary provided for in
Section 4.1 hereof, one-half of the Base Salary provided for in Section 4.1, until the last day of the month in which Employee is no longer deemed disabled pursuant to this Agreement or until the end of the term of this Agreement, whichever shall occur first.

          Notwithstanding any provision to the contrary contained in such plans, the above payments will be in addition to any short-term or long-term disability provided to Employee under the terms of any broad-based plans maintained by the Company. Employee shall also receive those benefits specified in Section 7.1 herein.

      It is expressly understood that the Disability of Employee for a period of 90 days or less in the aggregate during any period of 12 consecutive months, in the absence of any reasonable expectation that his Disability will exist for more than such a period of time, shall not constitute a failure by him to perform his duties hereunder and shall not be deemed a breach or default and Employee shall receive full compensation for any such period of Disability or for any other temporary illness or incapacity during the term of this Agreement.

      The term "Disability" shall mean, for all purposes of this Agreement, the incapacity of Employee due to injury, illness, disease, or bodily or mental infirmity to engage in the performance of substantially all of the usual duties of his employment with the Company, such incapacity to be determined by and in the sole discretion of the Board upon competent medical advice.

      6.2. Termination Due to Death. In the event of the death of Employee during the term of this Agreement, or during any period of Disability during which he is receiving compensation pursuant to Section 6.1 herein, the Company shall pay Employee's designated beneficiary, an amount equal to one-half of the annual Base Salary provided for in Section 4.1 herein, payable as set forth in
Section 4.1 or in a lump sum, at the sole discretion of the Board. Employee's beneficiaries also shall receive those benefits specified in Section 7.1 herein.

      6.3. Termination for Good Reason. Employee may terminate this Agreement for Good Reason by giving the Board 30 days prior written notice of his intent to terminate for Good Reason. Such written notice must set forth in reasonable detail the facts and circumstances claimed to provide a basis for such Good Reason termination. "Good Reason" shall mean the occurrence of any one or more of the following without Employee's express written consent:

      (i) The assignment to the Employee of any duties inconsistent with the Employee's position (including status, office, titles and reporting requirements), authorities, duties or other responsibilities as contemplated by
Section 2 of this Agreement, or any other action of the Company which results in an unreasonable or material diminishment in such position, authority, duties or responsibilities, other than a non-material, insubstantial or inadvertent action which is remedied by the Company after receipt of written notice thereof given by the Employee;

      (ii) The Company's requiring the Employee to be based more than 50 miles from the location of his agreed upon principal office;

      (iii) A reduction or elimination not otherwise in accordance with the terms of this Agreement of any component of Employee's compensation as provided for in Section 4 herein; or

      (iv) A material breach by the Company of any provision of this Agreement which is not remedied by the Company after receipt of written notice thereof given by the Employee.

      If the circumstances claimed to provide a basis for such Good Reason termination are not remedied by the Company (as may be provided for above), upon lapse of the 30-day period following notice of termination for Good Reason, the Employee's obligation to serve the Company, and the Company's obligation to employ Employee, under the terms of this Agreement, shall terminate, and the Employee shall receive the compensation and benefits specified in Section 7.2 herein.

      6.4. Termination by Notice. Either the Company or Employee may terminate this Agreement without Cause (as hereinafter defined) by delivering proper written notice to the other party.

      (i) Notice by Employee. Employee may terminate this Agreement at any time by giving the Board 90 days prior written notice of his intent to terminate. In such case, the Company shall pay Employee his full Base Salary and benefits through the effective date of termination and Employee shall immediately thereafter forfeit all rights and benefits (other than vested benefits under any agreement or plan) he would otherwise have been entitled to receive under this Agreement (including the Employee's annual bonus for the then current fiscal year). The Company shall have the right to offset against the aforementioned sums any monies owed by Employee to the Company. Employee thereafter shall have no further employment obligations under this Agreement.

      (ii) Notice by the Company. The Company may terminate this Agreement at any time by the Board giving Employee 30 days prior written notice of the Company's intent to terminate. Upon the lapse of the 30 days, Employee's employment obligation to the Company, and the obligation to employ Employee, under the terms of this Agreement shall terminate, and the Employee shall receive the compensation and benefits specified in Section 7.2 herein. The Company shall have the right to offset against the aforementioned sums any monies owed by Employee to the Company.

      6.5. Termination for Cause. Nothing in this Agreement shall be construed to prevent the Company from terminating Employee's employment under this Agreement for Cause.

      "Cause" shall be defined as including the commission of an act of fraud, embezzlement, theft or other criminal act constituting a felony; the material breach of the Company's Code of Ethical Conduct attached hereto; a material breach of any provision of this Agreement which is not remedied by the Employee after receipt of written notice thereof given by the Company or the failure of Employee to perform any and all material covenants under this Agreement, for any reason other than Employee's death, Disability or as the result of a termination for Good Reason as defined in Section 6.3 herein.

      In the event this Agreement is terminated by the Company for Cause, the Company shall pay Employee his full Base Salary, benefits and a portion of Employees most recently ascertainable incentive bonus (as provided under the provisions of the annual incentive bonus plan) up through and including the date on which the termination becomes effective as computed in accordance with the provisions of the Company's Bonus Plan, and Employee shall immediately thereafter forfeit all other rights and benefits (other than vested benefits under any agreement or plan) he would otherwise have been entitled to receive under this Agreement (including the remainder of Employee's annual bonus for the then current plan year). The Company shall have the right to offset against the aforementioned sums any monies owed by Employee to the Company.

                    SECTION 7. COMPENSATION UPON TERMINATION

      7.1. Disability or Death. In the event Employee's employment is terminated by reason of Disability (as provided in Section 6.1 herein), or by reason of Death (as provided in Section 6.2 herein), in addition to the payments specified in Sections 6.1 and 6.2, the Company shall pay Employee, or Employee's beneficiary, in a lump sum a portion of Employee's most recently ascertainable incentive bonus (as provided under the provisions of the annual incentive bonus plan), up through and including the date on which the termination becomes effective as computed in accordance with the provisions of the Bonus Plan.

      7.2. For Good Reason or by Notice by the Company. (a) In the event Employee's employment is terminated for Good Reason (as provided in Section 6.3 herein), or by Notice by the Company (as provided in Section 6.4(ii) herein), in addition to any payments specified in Sections 6.3 and 6.4(ii), the Company shall pay Employee the following amounts upon the effective date of such termination, or as otherwise specified subject to the Company's right to offset against any such amounts any monies owed by Employee to the Company:

      (i) Employee's annual Base Salary (as stated in Section 4.1 and as previously adjusted by the Board from time to time) continued for the remaining term of this Agreement, paid to Employee in equal biweekly installments consistent with the normal payroll practices of the Company, subject to the Company's right of offset as provided in Section 8; and

      (ii) Once a year, the greater of (a) one-half of Employee's expected value incentive bonus (as provided under the provisions of the Bonus Plan) to be computed for the current fiscal year at the time of termination or (b) Employee's expected value incentive bonus multiplied by the percentage amount of expected value incentive bonus an executive officer in a comparable position receives for such fiscal year, and in both (a) and (b) prorated for the months applicable. Such amounts are to be paid to Employee in an annual installment for each year or part thereof for the remaining term of this Agreement consistent with the normal payroll practices of the Company. To the extent Employee is terminated in the middle of a fiscal year, he is to receive the proportionate incentive bonus for the completed term of the year as computed in accordance with the Bonus Plan; and

      (iii) An immediate vesting of all outstanding long-term incentive awards held by the Employee; and

      (iv) A cash lump sum payment, within thirty (30) days of termination, of the present value of all Employee's accrued benefits, vested or otherwise, under the Company's supplemental retirement plan; and

      (v) A continuation, at the same or greater benefit level, of all Employee Benefits and Perquisites, as provided in Sections 4.4 and 4.5 herein, for the remaining term of this Agreement; provided, however, that to the extent that any such Employee Benefit or Perquisite cannot be continued during a period when Employee is not an employee of the Company or cannot be continued with similar tax effects to Employee when Employee is not an employee of the Company, the Company shall pay Employee an amount in cash equal to the economic value of such Employee Benefit or Perquisite.

      As consideration for the continuation of the above stated benefits, Employee agrees to make himself available during the remaining term of the Agreement, at reasonable times and locations, to the Company and/or to the successor to his position at the Company, to provide consulting advice (as requested) including, but not limited to, strategic planning, management development, market trend analysis, product development, acquisition planning and industry trend analysis. The Company agrees not to require more than 10 business days a month as long as the Employee is not otherwise fully employed nor more than four business days a month once the Employee is otherwise fully employed.

      Notwithstanding the previous provisions of Section 4.1, the amounts in Sections 7.2(i) and (ii) shall be adjusted automatically upward or downward (in the nearest increment of $1,000), effective on each December 1, by the GNP price deflator ad published by the Federal government for the previous twelve months, as determined by the then public accounting firm of record of the Company (that performs the annual audit). Upon such adjustment, the Base Salary as stated above shall, likewise, be increased or decreased for all purposes of this Agreement.

      (b) Notwithstanding the provisions of Section 7.2(a) above, in the event that Employee's employment is terminated during the last eighteen (18) months of the term of this Agreement, either for Good Reason (as provided in Section 6.3 herein), or by Notice by the Company (as provided in Section 6.4(ii) herein), the Company shall then pay Employee the greater of (x) the benefits set forth in
Section 7.2 above, or (y) the benefits under the terms of the Baker Hughes Incorporated Severance Policy, effective April 1, 1994, irrespective of whether Employee would otherwise be deemed eligible for the benefits under such policy.

      SECTION 8. OFFSET FOR COMPENSATION EARNED SUBSEQUENT TO TERMINATION

      8.1. Right of Offset. In the event the Employee's employment is terminated for Good Reason (as provided in Section 6.3 herein), or by Notice by the Company (as provided in Section 6.4(ii) herein), the continuation of the Employee's Base Salary (as provided in Section 7.2(i) herein) and incentive bonus (as provided in Section 7.2(ii) herein), shall be offset by "Compensation" earned from a subsequent employer during the remaining term of this Agreement. The percentage of the offset shall be limited to 65% of the unpaid Base Salary and incentive bonus provided under Sections 7.2(i) and 7.2(ii) herein.

      8.2. Definition of Compensation. For purposes of the offset provided in
Section 8.1 herein, "Compensation" shall be defined as all sums constituting income, as that term is defined for federal income tax purposes, received by Employee for his services as an employee, officer, partner, consultant or otherwise, subsequent to the effective date of termination under this Agreement.

      8.3. Duty of Disclosure. For purposes of enforcing this Section 8, Employee has a duty to keep the Company informed of the terms and conditions of any subsequent employment and the corresponding "Compensation" earned from such employment, and shall provide or cause to be provided to the Company in writing true, correct, timely and complete information concerning the same on a quarterly basis.

                              SECTION 9. COVENANTS

      9.1. Noncompetition. Employee and Company agree and acknowledge that the Company has developed and owns valuable Confidential Information (as defined in Section 9.2 of this Agreement) and that the Company has developed substantial goodwill. Employee and

Company further agree and acknowledge that the Company has a substantial and legitimate interest in protecting the Company's Confidential Information and goodwill. Employee and Company further agree and acknowledge that the provisions of this Section 9 are reasonably necessary to protect the Company's legitimate business interests and are designed to protect the Company's Confidential Information and goodwill. During the term of this Agreement, or any other period in which amounts are paid hereunder, the Employee shall not, as a shareholder, employee, officer, partner, consultant or otherwise, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns. A business or enterprise "in competition" with the Company includes only a business or enterprise that is engaged in any business activity of the Company within a one hundred (100) mile radius of any facility operated by the Company.

      However, the Employee shall be allowed to purchase and hold for investment less than two percent (2%) of the shares of any corporation whose shares are regularly traded on a national securities exchange or in the over-the-counter market.

      Employee further agrees that, (a) during the two (2) years following his termination if such termination occurs pursuant to Section 6.4(i) or 6.5, or (b) during the term of the Agreement if termination is pursuant to Section 6.1, 6.3 or 6.4(ii), Employee will not solicit, contact, canvass, or attempt to solicit, contact or canvass any of the customers of Company with whom Employee had direct or indirect contact while Employee was performing services for the Company.

      Employee and Company further agree and acknowledge that a part of Employee's compensation under this Agreement constitutes independent valuable consideration for this Section 9.1. Employee further agrees that the existence of any claim or cause of action of Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all of this Section 9. Employee agrees that the scope of the restrictions as to time, geographic area, and scope of activity in this Section 9.1 are reasonably necessary for the protection of the Company's legitimate business interests and are not oppressive or injurious to the public interest.

      Employee agrees that in the event of a breach or threatened breach of any of the provisions of this Section 9.1 the Company shall be entitled to injunctive relief against Employee's activities to the extent allowed by law. Employee further agrees that any breach or threatened breach of any of the provisions of Section 9.1 would cause irreparable injury to the Company for which it would have no adequate remedy at law. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any breach or threatened breach, including the recovery of damages.

      9.2 Confidential Information. Employee recognizes and acknowledges that he will have access to certain information of the Company that is confidential and proprietary and constitutes valuable and unique property of the Company. Employee agrees that he will not at any time, either during or subsequent to the employment, disclose to others, use, copy or permit to be copied, except in pursuance of his duties on behalf of the Company, its successors, assigns or nominees, any secret or confidential information or know-how of the Company (whether or not developed by the Employee) without the Company's prior written consent. The term "secret or confidential information or know-how of the Company" (referred to collectively as "Confidential Information") shall include, without limitation, the Company's plans, strategies, costs, prices, uses, applications of products and services, results of investigations or experiments, and all apparatus, products, processes, compositions, samples, formulas, computer programs, pricing policy, financial information, methods of doing business, policy and/or procedure manuals, training and recruiting procedures, accounting procedures, the status and content of the Company's contracts with its customers, the Company's business philosophy, and servicing methods and techniques at any time used, developed, or investigated by the Company, before or during the Employee's tenure of employment which are not generally available to the public or which are maintained as confidential information of third parties received as a result of his employment with Company.

      Employee further agrees to deliver to the Company at the termination of his employment all correspondence, memoranda, notes, records, drawings, sketches, plans, customer lists, product compositions, or other documents and all copies thereof (all of which are hereafter referred to as the "Documents"), made, composed or received by Employee, solely or jointly with others, and which are in Employee's possession, custody, or control at such date and which are related in any manner to the past, present, or anticipated business of the Company. In this regard, Employee hereby grants and conveys to Company all right, title and interest in and to, including without limitation, the right to possess, print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, photographs, drawings or other documents, and writings, copies, abstracts or summaries thereof, which may be prepared by Employee or under his direction or which may come into his possession in any way during his employment with the Company which relate in any manner to the past, present or anticipated business of the Company.

      In the event of a breach or threatened breach of any of the provisions of this Section 9.2, the Company shall be entitled to an injunction ordering the return of such Documents and any and all copies thereof and restraining Employee from using or disclosing, for his benefit or the benefit of others, in whole or in part, any Confidential Information, including but not limited to the Confidential Information which such Documents contain, constitute, or embody. Employee further agrees that any breach or threatened breach of any of the provisions of Section 9.2 would cause irreparable injury to the Company for which it would have no adequate remedy at law. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach, including the recovery of damages.

      9.3 Publicity. Employee agrees that Company may use, and hereby grants the Company the nonexclusive and worldwide right to use, Employee's name, picture, likeness, photograph, signature or any other attribute of Employee's persona (all of such attributes are hereafter collectively referred to as "Persona") in any media for any advertising, publicity or other purpose at any time, either during or subsequent to his employment by the Company. Employee agrees that such use of his Persona will not result in any invasion or violation of any privacy or property rights Employee may have; and Employee agrees that he will receive no additional compensation for the use of his Persona. Employee further agrees that any negatives, prints or other material for printing or reproduction purposes prepared in connection with the use of his Persona by the Company shall be and are the sole property of the Company.

      9.4. Covenants Regarding Other Employees. During the term of this Agreement if termination is pursuant to Section 6.1, 6.3 or 6.4(ii), or during the 24 months following termination if termination occurs pursuant to Section 6.4(i) or 6.5, Employee agrees not to solicit or induce any employee of the Company to terminate their employment, accept employment with anyone else, or to interfere in a similar manner with the business of the Company.

                    SECTION 10. INDEMNIFICATION AND RELEASE

      10.1. Indemnification. The Company hereby covenants and agrees to indemnify and hold harmless Employee fully, completely and absolutely against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including attorney's fees), losses and damages resulting from Employee's good faith performance of his duties and obligations under the terms of this Agreement to the extent provided in the Bylaws of the Company and the Indemnification Agreements for the benefit of the officers of the Company.

      10.2. Release. In consideration of the benefits and compensation which may be awarded to Employee under Sections 6 and 7 of this Agreement, Employee agrees to execute and be bound by, as a condition precedent to receiving said benefits and compensation, the Release attached hereto as Exhibit "A", said Release being incorporated herein by this reference.

                             SECTION 11. ASSIGNMENT

      11.1. Assignment by Company. This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted for all purposes for the "Company" under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation or business entity which at any time, whether by merger, purchase or otherwise, acquires all or essentially all of the assets or business of the Company. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations hereunder.

      Failure of the Company's successor to agree to the assignment of this Agreement shall be a material breach of this Agreement. Except as herein provided, this Agreement may not otherwise be assigned by the Company.

      11.2. Assignment by Employee. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors and administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts payable to Employee hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, in the absence of such designee, to Employee's estate.

      Other than a transfer by reason of death or incapacity, the rights and duties of Employee hereunder are personal and may not be assigned or transferred.

                       SECTION 12. INCOME AND EXCISE TAX

      12.1. Tax Withholding. The Company may withhold from any sums or benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

          12.2. Excise Tax Reimbursement. In addition to the compensation and benefits to which Employee shall become entitled under the terms of this Agreement, the Company shall reimburse the Employee in the amount of any excise or other similar tax or any interest or penalties with respect to such tax that is assessed against and paid by Employee and that is attributable to and calculated with reference to the compensation and benefits to which Employee is entitled under the Agreement. Any such reimbursement shall be payable to Employee immediately following the date that Employee provides evidence reasonably satisfactory to the Company that Employee has made any payment in satisfaction of any such tax liability. The reimbursement provided for herein shall not pertain to any tax liability attributable to such compensation and benefits that are determined and calculated in the manner that pertains to other income earned for personal services, but shall rather pertain only to liability arising under excise and other similar tax provisions of federal and state tax laws that specifically address employment termination or severance compensation and benefits as contemplated by Section 280(g) of the Internal Revenue Code or similar provisions. The reimbursements provided for in this Section 12.2 shall be "grossed up." For this purpose, "grossed up" shall mean that Employee shall be paid an amount which, after payment of taxes on such amount, shall insulate Employee from the effect of taxes on such reimbursements (including the effects of income tax assessed on the gross-up).

      12.3. Procedural Aspects. The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the grossed up payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Employee knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which the Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

      (i) give the Company any information reasonably requested by the Company relating to such claim;

      (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time-to-time, including, without limitation, accepting legal representation with respect to such claim by any attorney reasonably selected by the Company;

      (iii) cooperate with the Company in good faith in order effectively to contest such claim;

      (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including attorneys fees and any additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any excise tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 12.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any excise tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance.

      If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 12.3, the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 12.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 12.3, a determination is made that the Employee shall not be entitled to any refund with respect to such claims and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of grossed up payment required to be paid.

                       SECTION 13. ARBITRATION AND NOTICE

      13.1. Arbitration. Any claim, controversy or dispute arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in Houston, Harris County, Texas. Federal law other than state law shall govern the interpretation of this Section 13.1. The decision of the arbitrator(s) shall be final and binding and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

      The arbitrator(s) shall award the prevailing party in the arbitration its costs and expenses, including attorney's fees, incurred in enforcing the provisions of this Agreement, in arbitration.

      13.2. Notice. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to Employee at the last address he has filed in writing with the Company or, in the case of the Company, at its principal executive offices.

                           SECTION 14. MISCELLANEOUS

      14.1. Entire Agreement. This document contains the entire agreement of the parties relating to the subject matter hereof. This Agreement supersedes, replaces and merges any and all prior and contemporaneous understandings, representations, agreements and discussions relating to the same or similar subject matter as that of this Agreement between Employee and Company, including, but not limited to, (i) the Executive Severance Agreement dated as of May 22, 1991, and (ii) any benefits that would be payable to Employee under the Baker Hughes Incorporated Executive Severance Policy effective April 1, 1994 (except that the provisions of such policy may apply under Section 7.2(b) herein or following the term of this Agreement.) This Agreement constitutes the sole and entire agreement between the Employee and Company with respect to the subject matter of this Agreement.

      14.2. Modifications. This Agreement shall not be varied, altered, modified, cancelled, changed or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

      14.3. SeverabilitY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the portions held to be invalid or unenforceable shall be revised and reduced in scope so as to be valid and enforceable, or, if such is not possible, then such portions shall be deemed to have been wholly excluded with the same force and effect as if it had never been included herein. The remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect. Should any one or more of the provisions of this Agreement be held to be excessive or unreasonable as to duration, geographical scope or activity, then that provision shall be construed by limiting and reducing it so as to be reasonable and enforceable to the extent compatible with the applicable law. If such reformation is not possible, then such portions shall be deemed to have been wholly excluded with the same force and effect as if they had never been included herein.

      14.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

                           SECTION 15. GOVERNING LAW

      The laws of the State of Texas, excluding any conflicts of law rule or principle that might otherwise refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof, and Company and Employee agree that the state and federal courts in Harris County, Texas, shall have personal jurisdiction and venue over the Company and Employee to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Harris County, Texas.

      IN WITNESS WHEREOF, Employee has executed and the Company (pursuant to a resolution adopted at a duly constituted meeting of its Board of Directors) has executed this Agreement, as of the day and year first above written.

ATTEST:                                     BAKER HUGHES INCORPORATED

By: [Signature of Lawrence O'Donnell, III   [Signature of J. F. Maher
    appears here]                           appears here]
    ------------------------------------    ------------------------------
    Corporate Secretary                     Chairman, Compensation
                                            Committee of the Board
                                            of Directors


                                      EMPLOYEE

                                      [Signature of Max L. Lukens appears here]
                                      -----------------------------------------

                                  EXHIBIT "A"

                                    RELEASE

      As a material inducement for Company to enter into this Agreement Employee hereby irrevocably and unconditionally releases, acquits and forever discharges Company and its affiliated companies and their directors, officers, employees and representatives, (collectively "Releasees"), from any and all claims, liabilities, obligations, damages, causes of action, demands, costs, losses and/or expenses (including attorneys fees) of any nature whatsoever, whether known or unknown, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, and the Federal Age Discrimination in Employment Act, which Employee claims to have against any of the Releasees. In addition, Employee waives all rights and benefits afforded by any state laws which provide in substance that a general release does not extend to claims which a person does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected Employee's settlement with the other person. The only exception to the foregoing are claims and rights that may arise after the date of execution of this Agreement.

      The Employee represents and acknowledges that in executing this Release he does not rely and has not relied upon any representation or statement, oral or written, not set forth herein or in the Agreement made by any of the Releasees or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Release, the Agreement or otherwise.

      The Employee represents and agrees that he fully understands his right to discuss all aspects of this Release with his private attorney, that to the extent, if any, that he desires, he has availed himself of this right, that he has carefully read and fully understands all of the provisions of this Release and that he is voluntarily entering into this Release.

      AGREED AND ACCEPTED, on this       day of            , 19  .

                                         EMPLOYEE


                                         By
                                           ---------------------------------
                                                    Max L. Lukens